SECOND AMENDMENT

THIS SECOND AMENDMENT (this “Amendment”) is made as of this 28th day of December, 2000, by and among PMA CAPITAL CORPORATION, a Pennsylvania corporation (the “Applicant”), each subsidiary of the Applicant which is a party hereto (each a “Co-Applicant”), the banks or other lending institutions party hereto ( the “Banks”, and each a “Bank”) and PNC BANK, NATIONAL ASSOCIATION, as agent for itself and the other Banks (in such capacity, the “Agent”), and as issuing bank (in such capacity, the “Issuing Bank”).

RECITALS

        A.   The Applicant, the Co-Applicants, the Banks and the Agent are parties to a Second Amended and Restated Letter of Credit Agreement dated as of November 22, 2000, as amended by a First Amendment to the Second Amended and Restated Letter of Credit Agreement dated as of December 14, 2000 (collectively, the “Credit Agreement”), pursuant to which the Agent agreed to issue Letters of Credit to the Applicant and Co-Applicants in an aggregate outstanding face amount of up to $67,500,000. (All terms used in this Amendment shall have the meanings set forth in the Credit Agreement, unless otherwise defined herein.)

        B.   The Applicant and the Co-Applicants have requested and the Banks and the Agent have agreed to increase the maximum Letter of Credit Exposure in respect of Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries by an additional $10,000,000 thereby increasing such maximum Letter of Credit Exposure to $25,000,000 in the aggregate and to make certain other modifications to the Credit Agreement.

        NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, and intending to be legally bound hereby, the parties hereto agree as follows:

        1.   Amendments to the Credit Agreement. Effective as of December 28, 2000, the Credit Agreement is hereby amended as follows:

               (a)    Subsection 2.1(a) of the Credit Agreement is hereby amended by deleting the third sentence of such subsection in its entirety and inserting the following sentence in lieu thereof:

“In addition, the Letter of Credit Exposure in respect of Letters of Credit issued during the Commitment Period for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries shall not at any time exceed $25,000,000 in the aggregate.”

               (b)    Subsection 2.5(a)(ii) of the Credit Agreement is hereby amended by deleting clause (2) of such subsection in its entirety and inserting the following new clause (2) in lieu thereof:

(2) the Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries does not exceed $25,000,000 in the aggregate, the Agent shall promptly request that the Issuing Bank amend such Letter of Credit to give effect to such increase, reduction, extension and/or other requested amendment, and the Issuing Bank shall either amend such Letter of Credit or issue a substitute Letter of Credit containing such amended terms.”

               (c)    Subsection 3.2(a) of the Credit is hereby amended by deleting clause (iv) of such subsection in its entirety and inserting the following new clause (iv) in lieu thereof:

“(iv) the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries will not exceed $25,000,000 and”

               (d)    Exhibit C attached hereto shall be substituted for Exhibit C attached to the Credit Agreement.

        2.   Representations and Warranties. Applicant and each Co-Applicant hereby represent and warrant to the Agent and the Banks that:

               (a)    The representations and warranties contained in Section 4 of the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent any such representation or warranty is expressly stated to have been made on a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

               (b)    No Default or Event of Default exists under the Credit Agreement as of the date of this Amendment.

               (c)    This Amendment has been duly authorized by all requisite action on behalf of the Applicant and each Co-Applicant and, assuming the due execution of the other parties hereto, constitutes the legal, valid and binding obligation of the Applicant and each Co-Applicant enforceable in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally and general principles of equity.

               (d)    The execution, delivery and performance of this Amendment will not violate any applicable Requirement of Law nor conflict with or constitute a breach of or a default under any material instrument to which any of the Applicant and each Co-Applicant is a party or by which the Applicant and each Co-Applicant or any of their respective properties is bound.

               (e)    No approval, consent or authorization of, or registration, declaration or filing with, any Governmental Authority or other Person is required in connection with the valid execution, delivery and performance by the Applicant and each Co-Applicant of this Amendment, except such as have been obtained.

        3. Conditions Precedent. The effectiveness of the amendments set forth herein is subject to the fulfillment, to the satisfaction of the Agent and its counsel, of the following conditions precedent:

               (a)    The Applicant shall have delivered to the Agent the following, all of which shall be in form and substance satisfactory to the Agent and shall be duly completed and executed:

                     (i)   This Amendment; and

                     (ii)    Such additional documents, certificates and information as the Agent may require pursuant to the terms hereof or otherwise reasonably request.

               (b)    The representations and warranties set forth in the Credit Agreement shall be true and correct in all material respects on and as of the date hereof (except to the extent any such representation or warranty is expressly stated to have been made on a specific date, in which case such representation or warranty shall be true and correct in all material respects as of such date).

        4.    Ratification; References; No Waiver. Except as expressly amended by this Amendment, the Credit Agreement shall continue to be, and shall remain, unaltered and in full force and effect in accordance with its terms. All references in the Credit Agreement to “this Agreement,” “hereof,” “hereto” and “hereunder” shall be deemed to be references to the Credit Agreement as amended hereby, and all references in any of the Credit Documents to the Credit Agreement shall be deemed to be to the Credit Agreement as amended hereby. This Amendment does not and shall not be deemed to constitute a waiver by the Agent or the Banks of any Default or Event of Default or of any of the Agent’s or the Banks’ other rights or remedies.

        5.    Release. In consideration of the execution of this Amendment by the Agent and the Banks, the Applicant and each Co-Applicant hereby release the Agent and the Banks and their respective officers, attorneys, agents and employees from any liability, suit, damage, claim, loss or expense of any kind or nature whatsoever and howsoever arising that the Applicant had since the date of the Credit Agreement or now has as of the date of this Amendment against the Agent or the Banks or any of them arising out of or relating solely to the Credit Agreement and the other Credit Documents or the Agent’s or the Banks’ acts or omissions with respect thereto.

The Applicant and each Co-Applicant further state that they have carefully read the foregoing release, know the contents thereof and grant the same as their own free act and deed.

        6.   Miscellaneous.

               (a)    Counterparts. This Amendment may be executed by one or more of the parties to this Amendment in any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

               (b)    Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or of the Credit Agreement, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

               (c)    GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE COMMONWEALTH OF PENNSYLVANIA.

               (d)    Successors; Assigns. Each and every one of the terms and provisions of this Amendment shall be binding upon and shall inure to the benefit of the Applicant, the Co-Applicants, the Agent and the Banks and their respective successors and assigns. No rights are intended to be created hereunder for the benefit of any third party donee, creditor or incidental beneficiary.

               (e)    Headings. The paragraph headings of this Amendment are for convenience only and shall not be used to interpret any provision hereof.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

PMA CAPITAL CORPORATION

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Senior Vice President, CFO & Treasurer

PMA CAPITAL INSURANCE COMPANY

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President & Chief Financial Officer

PENNSYLVANIA MANUFACTURERS' ASSOCIATION INSURANCE COMPANY

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President

HIGH MOUNTAIN REINSURANCE LTD.

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President & CFO

WALPROP, INC.

By:	/s/ Francis W. McDonnell
Name:	Francis W. McDonnell
Title:	Vice President, Treasurer and Asst. Secretary

PNC BANK, NATIONAL ASSOCIATION, Individually and as Agent and Issuing Bank

By:	/s/ Kirk Seagers
Name:	Kirk Seagers
Title:	Vice President

FLEET NATIONAL BANK

By:	/s/ Anson T. Harris
Name:	Anson T. Harris
Title:	Director

CREDIT LYONNAIS NEW YORK BRANCH

By:	/s/ Sebastian Rocco
Name:	Sebastian Rocco
Title:	Senior Vice President

SOVEREIGN BANK

By:	/s/ Michael J. Hassett
Name:	Michael J. Hassett
Title:	Vice President

ALLFIRST BANK

By:	/s/ C. Coney Burgess
Name:	C. Coney Burgess
Title:	Vice President

PMA CAPITAL CORPORATION EXHIBIT C

FORM OF LETTER OF CREDIT REQUEST

_________________, 200_

PNC Bank, National Association, as Agent
249 Fifth Street
Pittsburgh, PA 15222
Attention: Arlene Ohler

PNC Bank, National Association, as Issuing Bank
237 Fifth Avenue
Third Floor, Annex Building
Pittsburgh, PA 15222

Attention: Letter of Credit Department

Gentlemen:

        Reference is made to the Second Amended and Restated Letter of Credit Agreement, dated as of November 22, 2000, by and among PMA CAPITAL CORPORATION (the “Applicant”), each Subsidiary of the Applicant which is or may become a party thereto (each, a “Co-Applicant”), the Banks party thereto and PNC BANK, NATIONAL ASSOCIATION, as Agent and Issuing Bank (as from time to time amended, the “Agreement”).

        Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

        1. Pursuant to Section 2.1 and 3.2(c) of the Agreement, the undersigned Applicant [and, if applicable, ____________________ (the “Co-Applicant(s)”)] hereby requests that the Issuing Bank issue the Letter(s) of Credit in accordance with the information annexed hereto which contains the verbatim text of the proposed letter(s) of credit including the proposed terms and conditions and a precise description of the documentation required to be complied with and submitted by the beneficiary, which, if complied with by the beneficiary on or prior to the Stated Expiration Date, would require the Issuing Bank to make payment under the Letter of Credit.

        2. The Applicant hereby certifies that on the date hereof and on the Date of Issuance set forth in Annex A, and after giving effect to the Letter(s) of Credit requested hereby:

               (a) The Applicant is and shall be in compliance with all of the terms, covenants and conditions of the Credit Documents.

               (b) There exists and there shall exist no Default or Event of Default under the Agreement.

               (c) Each of the representations and warranties contained in the Agreement which is required to be made on such Date of Issuance is and shall be true and correct in all material respects.

               (d) After giving effect to the Letter(s) of Credit requested to be issued hereby, the aggregate Letters of Credit Exposure will not exceed the Commitment and the aggregate Letter of Credit Exposure with respect to Letters of Credit issued for the account of Subsidiaries of the Applicant which are not Material Insurance Subsidiaries will not exceed $25,000,000.

        [3. Each Co-Applicant which signs this Letter of Credit Request acknowledges that it has received a copy of the Agreement and acknowledges and agrees that from and after the Date of Issuance of the Letter(s) of Credit requested hereby, the undersigned shall be jointly and severally liable with the Applicant for all obligations with respect to the Letter(s) of Credit requested hereby and that the undersigned shall be a party to the Agreement and the other Credit Documents as a Co-Applicant with all the rights and obligations of a Co-Applicant under the Agreement and Credit Documents with respect to the Letter(s) of Credit requested hereby, and each and every reference in the Agreement and in any other Credit Document to “Co-Applicant” shall mean and be a reference to include the undersigned. The undersigned will, at the request of the Agent, execute a copy of the Agreement and such other Credit Documents as may be required.]1

        [4. Each Co-Applicant which signs this Letter of Credit Request represents and warrants that the Agreement and each Credit Document executed by the undersigned Co-Applicant constitutes a legal, valid and binding obligation of the undersigned Co-Applicant in each case enforceable in accordance with its terms.]

        [5. Each Co-Applicant which signs this Letter of Credit Request specifically acknowledges that certain provisions of the Agreement, including, without limitation, Section 10.1 (Amendments and Waivers), 10.3 (No Waiver; Cumulative Remedies), 10.6 (Assignments and Participants), 10.7 (Counterparts), 10.11 (Governing Law), 10.13 (Severability), 10.14 (Integration), 10.15 (Consent to Jurisdiction), 10.16 (Service of Process), 10.17 (No Limitation on Service or Suit) and 10.18 (Waiver of Trial by Jury) thereof, are made applicable to the Co-Applicant.]

__________________
1 Delete Items 3 through 5 if inapplicable

2

        IN WITNESS WHEREOF, the Applicant [and Co-Applicant, if applicable] has caused this certificate to be executed by its duly authorized-officer(s) as of the date and year first written above.

PMA CAPITAL CORPORATION

By:
Name:
Title:

[CO-APPLICANT]

By:
Name:
Title:

[CO-APPLICANT]

By:
Name:
Title:

3